Exhibit 99.1

CohBar, Inc. Announces First Quarter 2016 Financial Results

Menlo Park, California – May 13, 2016 - CohBar, Inc. (OTCQX: CWBR and TSXV: COB.U), an innovative biotechnology company focused on developing mitochondria-based therapeutics (MBTs) to treat diseases associated with aging, today reported financial results for the first quarter ended March 31, 2016.

“During the first quarter of 2016 and recent period, the optimization process for our lead program has continued to identify new analogs that have the potential to be even more effective than our MOTS-c peptide,” said Simon Allen, CohBar’s CEO. “We also continue to raise our visibility in the investment and pharmaceutical sectors with investor presentations and partnering conferences.”

Business Highlights and Developments:

●	Simon Allen appointed as new CohBar Chief Executive Officer. Mr. Allen, formerly Chief Business Officer at Ambrx Inc. and Chief Executive Officer at Kalypsys Inc., brings to CohBar more than 20 years of industry experience both as a business executive and scientist, having begun his career as a Research Biologist at Gilead Sciences. The CohBar management team also expanded as its former CEO Jon Stern assumed the new role of Chief Operating Officer.

●	CohBar’s SHLP Mitochondrial-derived Peptides featured in April 2016 issue of Aging. Led by CohBar founder Dr. Pinchas Cohen, researchers at the University of Southern California (USC), in collaboration with Dr. Nir Barzilai and investigators at the Institute for Aging Research at the Albert Einstein College of Medicine, have demonstrated the ability of small humanin-like peptides (SHLPs) to regulate metabolism and cell viability in preclinical studies. “These findings further illustrate the enormous potential that mitochondria-based therapeutics could have on treating age-associated diseases like Alzheimer’s and cancer,” said Dr. Cohen, M.D., Dean of the USC Leonard Davis School of Gerontology. The research, “Naturally Occurring Mitochondrial-derived Peptides are Age-dependent Regulators of Apoptosis, Insulin Sensitivity, and Inflammatory Markers,” appears in the April 2016 issue of Aging. CohBar has the exclusive license for the development of SHLPs into therapeutics.

●	CohBar conducted multi-city roadshows as part of an ongoing series of investor presentations organized by Torrey Hills Capital. CohBar completed successful investor presentations in California during February and Florida in April. The events organized by Torrey Hills Capital, an investor relations firm, provide market awareness for small-cap companies.

●	The company expanded its laboratory capabilities with the addition of experienced scientific staff. Key additions to the CohBar team during the quarter included Wendy Luo as Senior Director of Analytical Science and Yongjin Yao and Annette Tennstaedt as Staff Scientists.

CohBar’s founders again received public recognition during the quarter for their leadership in the study of aging and for innovations in the treatment of age-related diseases:

●	Dr. Pinchas Cohen participated in the Milken Institute Public Health Summit. During the summit, Dr. Cohen took part in a panel discussion on healthy aging and the upcoming challenges and opportunities for older adults. Dr. Cohen’s remarks emphasized the need for a shift in researcher’s focus from lengthening overall lifespan to increasing the ratio of years spent in good health versus those spent with disability. Dr. Cohen is on the Advisory Board for the Milken Institute Center for the Future of Aging.

●	Dr. Pinchas Cohen was presented with The Administrative Leadership Award from the Association for Gerontology in Higher Education. The award honors administrators who have made exceptional efforts in support of gerontology or geriatrics education and have “gone the extra mile” to support gerontology or geriatrics education on campus.

●	Dr. Nir Barzilai was featured in The New York Times. The article titled “Finding a Drug for Healthy Aging” notes Dr. Barzilai’s efforts to test for a drug that targets the development or progression of a variety of age-related ailments.

●	Dr. Nir Barzilai appeared on CBS New York. CBS New York interviewed Dr. Barzilai for its segment titled “New Pill May Hold Key to Longer, Healthier Life.”

Summary of First Quarter Financial Results:

●	Cash and Investments. CohBar had cash, cash equivalents and investments of $9,098,228 on March 31, 2016, compared to $10,291,487 on December 31, 2015.

●	R&D Expenses. Research and development expenses were $737,100 in the three months ended March 31, 2016, compared to $262,760 in the prior year period, an increase of $474,340. The increase in research and development expenses was primarily due to a $236,583 increase in salary, wages and benefits associated with the expansion of our scientific staff, a $199,730 increase in laboratory supply and preclinical study costs related to our efforts to develop optimized MBT candidates, and a $15,381 increase in rent expense related to our new and expanded lab space.

●	G&A Expenses. General and administrative expenses were $479,932 in the three months ended March 31, 2016, compared to $516,986 in the prior year period, a decrease of $37,054. The decrease in general and administrative expenses was primarily due to a decrease in stock based compensation costs due to the timing of expense recognition in the prior year, partially offset by compensation expense related to the hiring of our new CEO during the quarter.

●	Net Loss. For the three months ended March 31, 2016, net loss was $1,216,300, or $0.04 per share basic and diluted, compared to a net loss of $781,265, or $0.06 per share basic and diluted, for the three months ended March 31, 2015.

About CohBar

CohBar (OTCQX: CWBR and TSXV: COB.U) is a leader in the research and development of mitochondria-based therapeutics, an emerging class of drugs for the treatment of diseases associated with aging. MBTs originate from the discovery of a novel group of peptides within the genome of mitochondria, the powerhouses of the cell. This groundbreaking discovery was made by our founders, world leaders in the biology of aging, metabolism and mitochondrial genomics. MBTs offer the potential to address a broad range of diseases such as type 2 diabetes, cancer, atherosclerosis and neurodegenerative disorders.

For additional company information, please visit www.cohbar.com.

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Forward-looking statements

This news release contains forward-looking statements, including: statements concerning: the company’s plans, prospects, resources and capabilities including statements regarding its research and development activities and progress towards optimizing mitochondrial derived peptides and development of therapeutic candidates. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by CohBar. These risks and uncertainties include CohBar’s ability to retain key personnel, expand its research operations, and successfully advance its drug discovery and development programs. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission and applicable Canadian securities regulators, which are available on our website, and at www.sec.gov or www.sedar.com. You are cautioned that such statements are not guarantees of future performance and that our actual results may differ materially from those set forth in the forward-looking statements. The forward-looking statements and other information contained in this news release are made as of the date hereof and CohBar does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact:

Jeff Biunno, CFO

CohBar, Inc.

(650) 446-7888

jeff.biunno@cohbar.com

Heather Savelle

MacDougall Biomedical Communications

(781) 235-3060

hsavelle@macbiocom.com

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CohBar, Inc.

Condensed Balance Sheets

	As of
	March 31, 2016	December 31, 2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,343,910	$4,803,687
Investments	4,754,318	5,487,800
Prepaid expenses and other current assets	123,713	88,223
Total current assets	9,221,941	10,379,710
Property and equipment, net	195,724	199,575
Other assets	22,644	20,492
Total assets	$9,440,309	$10,599,777

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$300,705	$209,730
Accrued liabilities	82,696	155,713
Accrued payroll and other compensation	123,178	217,250
Note payable, net of debt discount of $206 and $0 as of March 31, 2016 and December 31, 2015, respectively	102,424	-
Total current liabilities	609,003	582,693
Note payable, net of debt discount of $0 and $255 as of March 31, 2016 and December 31, 2015, respectively	102,630	205,005
Total liabilities	711,633	787,698

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, Authorized - 5,000,000 shares;
No shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	-	-
Common stock, $0.001 par value, Authorized 75,000,000 shares;
Issued and outstanding 32,337,541 shares as of March 31, 2016 and 32,320,891 as of December 31, 2015	32,338	32,321
Additional paid-in capital	18,247,175	18,114,295
Accumulated deficit	(9,550,837)	(8,334,537)
Total stockholders’ equity	8,728,676	9,812,079
Total liabilities and stockholders’ equity	$9,440,309	$10,599,777

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CohBar, Inc.

Condensed Statements of Operations

(unaudited)

	For The Three Months Ended March 31,
	2016	2015

Revenues	$-	$-

Operating expenses:
Research and development	737,100	262,760
General and administrative	479,932	516,986
Total operating expenses	1,217,032	779,746
Operating loss	(1,217,032)	(779,746)

Other income (expense):
Interest income	2,656	1,177
Interest expense	(1,875)	(1,756)
Other expense	-	(891)
Amortization of debt discount	(49)	(49)
Total other income (expense)	732	(1,519)
Net loss	$(1,216,300)	$(781,265)
Basic and diluted net loss per share	$(0.04)	$(0.06)
Weighted average common shares outstanding - basic and diluted	32,331,345	12,915,343

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